UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

PROLOR BIOTECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-52691	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      Submission of Matters to a Vote of Security Holders.

On June 7, 2011, PROLOR Biotech, Inc., a Nevada corporation (the “Company”), held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal 1: Election of the directors named below, each of whom will serve until the 2012 Annual Meeting of Stockholders.

	Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non-Votes
Election of Directors:
Phillip Frost, M.D.	29,565,135	—	89,776	11,252,120
Fuad Fares, D. Sc.	28,564,650	—	1,090,261	11,252,120
Marian Gorecki, Ph.D.	28,582,673	—	72,238	11,252,120
Abraham (Avri) Havron, Ph.D.	29,580,123	—	74,788	11,252,120
Jane H. Hsiao, Ph.D., M.B.A.	29,574,235	—	80,676	11,252,120
Shai Novik, M.B.A.	28,594,487	—	1,060,424	11,252,120
Steven D. Rubin	29,346,126	—	308,785	11,252,120

Proposal 2: Ratification of the appointment of Yarel + Partners CPA as the Company’s independent registered public accounting firm for the 2011 fiscal year.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non- Votes
40,737,776	169,105	150	0

Proposal 3: Approval of a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

Votes “For”	Votes “Against”	Abstentions or Votes Withheld	Broker Non- Votes
29,562,087	90,973	1,851	11,252,120

Proposal 4: Vote on a non-binding advisory resolution regarding the frequency of the vote regarding the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstentions or Votes Withheld	Broker Non- Votes
1,383,553	23,347	28,207,660	40,351	11,252,120

The Company has considered the non-binding advisory resolution adopted by the Company’s stockholders at the Annual Meeting as to the frequency of the non-binding advisory vote to approve the Company’s executive compensation, and the Company has determined that it will hold a non-binding advisory vote on executive compensation every three years, as the Company’s stockholders have advised; therefore, the next non-binding advisory vote on the Company’s executive compensation will be no later than the Company’s 2014 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOR BIOTECH, INC.

Date: June 9, 2011	By:	/s/ Shai Novik
Shai Novik
President